EXHIBIT 2
                                                        CONFORMED COPY



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                         AMENDED AND RESTATED

                           RIGHTS AGREEMENT


                     Dated as of January 19, 1996



                                Between



                         THE PITTSTON COMPANY



                                  And



             CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.,


                            As Rights Agent





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                           Table of Contents

                                                                 Page

Section 1.  Certain Definitions................................   2
Section 2.  Appointment of Rights Agent........................  10
Section 3.  Issue of Right Certificates........................  10
Section 4.  Forms of Right Certificates........................  12
Section 5.  Execution, Countersignature and
              Registration.....................................  12
Section 6.  Transfer, Split-up, Combination and
              Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or Stolen
              Right Certificates...............................  13
Section 7.  Exercise of Rights; Expiration Date
              of Rights; Restriction on Transfer of
              Rights...........................................  13
Section 8.  Cancelation and Destruction of Right
              Certificates.....................................  15
Section 9.  Reservation and Availability of Preferred
              Shares...........................................  15
Section 10. Preferred Shares Record Date.......................  16
Section 11. Adjustment of Number and Kind of Shares
              and the Purchase Price...........................  17
Section 12. Certificate of Adjustment..........................  24
Section 13. Consolidation, Merger, Share Exchange or
              Sale or Transfer of Major Part of
              Assets..........................................   24
Section 14. Additional Covenants..............................   28
Section 15. Fractional Rights and Fractional Shares...........   29
Section 16. Rights of Action..................................   30
Section 17. Transfer and Ownership of Rights and
              Right Certificate...............................   30
Section 18. Right Certificate Holder Not Deemed a
              Shareholder.....................................   31
Section 19. Concerning the Rights Agent.......................   31
Section 20. Merger or Consolidation or Change of
              Rights Agent....................................   31
Section 21. Duties of Rights Agent............................   32
Section 22. Change of Rights Agent............................   34
Section 23. Issuance of New Right Certificates................   35
Section 24. Redemption and Termination........................   36
Section 25. Notice of Certain Events..........................   36
Section 26. Notices...........................................   37
Section 27. Supplements and Amendments........................   38
Section 28. Successors........................................   38
Section 29. Benefits of this Rights Agreement;
              Determinations and Actions by the
              Board of Directors, etc.........................   38
Section 30. Severability......................................   39
Section 31. Governing Law.....................................   39
Section 32. Counterparts......................................   39
Section 33. Descriptive Headings..............................   39


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Exhibits

Exhibit A    Articles of Amendment
Exhibit B-1  Form of Right Certificate for Brink's Rights
Exhibit B-2  Form of Right Certificate for Minerals Rights
Exhibit B-3  Form of Right Certificate for Burlington Rights


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                                                        CONFORMED COPY


                              AMENDED AND RESTATED RIGHTS AGREEMENT
                         dated as of January 19, 1996, between THE
                         PITTSTON COMPANY, a Virginia corporation (the "Company"), and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., a New York banking corporation, as Rights Agent (the "Rights Agent").


          On September 11, 1987 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company adopted a shareholder rights plan governed by the terms of a rights agreement (as amended as of December 12, 1988, the "Original Agreement") and distributed one right (a "Common Right") for each share of common stock, par value $1.00 per share, of the Company (the "Common Stock") outstanding at the close of business on September 25, 1987 (the "Record Date"), and authorized the issuance of one Common Right for each share of Common Stock issued between the Record Date and the date hereof.

          On May 7, 1993, the Board of Directors of the Company adopted amendments to the Original Agreement (as amended, the "Amended Agreement") and, contingent upon and simultaneously with the distribution of Minerals Stock (as defined herein) to holders of the Common Stock on the close of business on July 26, 1993, pursuant to such amendments (i) authorized and declared a dividend distribution of one Pittston Minerals Group Right (a "Minerals Right") for each share of Minerals Stock and (ii) redesignated each Common Right as a Pittston Services Group Right (a "Services Right").

          On September 15, 1995, the Board of Directors of the Company adopted amendments to the Amended Agreement (as amended, the "Rights Agreement") and contingent upon and simultaneously with (i) the redesignation of Pittston Services Group Common Stock, par value $1.00 per share, of the Company ("Services Stock") as Brink's Stock (as defined herein) and (ii) the distribution of Burlington Stock (as defined herein) to holders of Services Stock on the close of business on January 19, 1996 (the "Effective Date"), redesignated each Services Right as a Pittston Brink's Group Right (a "Brink's Right") and authorized and declared a distribution of one Pittston Burlington Group Right (a "Burlington Right") for each share of Burlington Stock.

          Each Brink's Right, Minerals Right and Burlington Right initially represents the right to purchase one one-thousandth (1/1000th) of a Series A Preferred Share (as defined herein), one one-thousandth (1/1000th) of a Series B Preferred Share (as defined herein), and one one-thousandth (1/1000th) of a Series D


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                                                                     2

Preferred Share (as defined herein), respectively, each such Preferred Share having the powers, rights and preferences set forth in the form of Articles of Amendment (as defined herein) attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.


          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of Common Shares representing 20% or more of the total Voting Rights of all the Common Shares then outstanding, but shall not include any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan.

          (b) "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of this Rights Agreement.

          (c) "Affiliate Merger" shall have the meaning set forth in clause (i) of Section 11(e) of this Rights Agreement.

          (d) "Articles of Amendment" shall mean the Articles of Amendment to the Restated Articles of Incorporation of the Company setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Shares, the Series B Preferred Shares and the Series D Preferred Shares of the Company, a form of which is attached to this Rights Agreement as Exhibit A.

          (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;


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                                                                     3

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than Rights issuable under this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding (written or oral) to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph
     (d)) or disposing of any securities of the Company; provided, however, that, notwithstanding any provision of this Section 1(e), any Person engaged in business as an underwriter of securities who acquires any securities of the Company through such Person's participation in good faith in a firm commitment underwriting registered under the Securities Act shall not be deemed the "Beneficial Owner" of, or to "beneficially own", such securities until the expiration of 40 days after the date of acquisition.

          (f) "Book Value" when used with reference to Common Shares issued by any Person shall mean the amount of equity of such Person applicable to each Common Share, determined (i) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be


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                                                                4

determined, (ii) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a Business Combination, and (iii) after giving effect to (A) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion, (B) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (C) any other agreement, arrangement or understanding (written or oral), or transaction or other action prior to the date as of which such Book Value is to be determined which would have the effect of thereafter reducing such Book Value.

          (g) "Brink's Right" shall have the meaning set forth in the third introductory paragraph of this Rights Agreement.

          (h) "Brink's Stock" shall mean the Pittston Brink's Group Common Stock, par value $1.00 per share, of the Company.

          (i) "Burlington Right" shall have the meaning set forth in the third introductory paragraph of this Rights Agreement.

          (j) "Burlington Stock" shall mean the Pittston Burlington Group Common Stock, par value $1.00 per share, of the Company.

          (k) "Business Combination" shall have the meaning set forth in Section 13(a) of this Rights Agreement.

          (l) "Business Day" shall mean each Monday, Tuesday,
Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

          (m) "Close of Business" on any given date shall mean 5 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, "Close of Business" shall mean 5 p.m., New York City time, on the next succeeding Business Day.


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                                                                     5


          (n) "Common Shares" when used with reference to the Company prior to a Business Combination shall mean shares of Brink's Stock, Minerals Stock or Burlington Stock, as the case may be, of the Company or any other shares of capital stock of the Company into which Brink's Stock, Minerals Stock or Burlington Stock, as the case may be, shall be reclassified or changed; provided, however, that "Common Shares" shall mean shares of Brink's Stock, Minerals Stock or Burlington Stock (or any other shares of capital stock into which Brink's Stock, Minerals Stock or Burlington Stock, as the case may be, shall be reclassified or changed) whenever a determination of whether a Person shall have become the Beneficial Owner of, or shall have made a tender or exchange offer for, Common Shares representing a specified percentage of the total Voting Rights of all the Common Shares then outstanding is required to be made herein. "Common Shares" when used with reference to any Person (other than the Company prior to a Business Combination) shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

          (o) "Common Stock" shall have the meaning set forth in the first introductory paragraph of this Rights Agreement.

          (p) "Company" shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that if there is a Business Combination, "Company" shall have the meaning set forth in
Section 13(b) of this Rights Agreement.

          (q) The term "control", with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral)



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                                                                     6


with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          (r) "Disinterested Director" shall mean (i) any member of the Board of Directors of the Company who was a member of the Board of Directors of the Company prior to the Share Acquisition Date, and (ii) any member of the Board of Directors of the Company who was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors at the time on the Board of Directors of the Company.

          (s) "Distribution Date" shall have the meaning set forth in
Section 3(a) of this Rights Agreement.

          (t) "Effective Date" shall have the meaning set forth in the third introductory paragraph of this Rights Agreement.

          (u) "Equivalent Shares" shall mean any Preferred Shares and any other class or series of capital stock of the Company which is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company, on a proportional basis with Brink's Stock, Minerals Stock or Burlington Stock, as the case may be. In calculating the number of any class or series of Equivalent Shares for purposes of
Section 11 of this Rights Agreement, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole share of Brink's Stock, Minerals Stock or Burlington Stock, as the case may be, shall be deemed to be one share.

          (v) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

          (w) "Expiration Date" shall have the meaning set forth in
Section 7(a) of this Rights Agreement.

          (x) "Major Part" when used with reference to the assets of the Company and its Subsidiaries as of any date shall mean assets (i) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (ii) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole), as would be



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                                                                     7



shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (iii) accounting for 50% or more of the total amount of net income of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

          (y) "Market Value" when used with reference to Common Shares or Equivalent Shares on any date shall be deemed to be the average of the daily closing prices, per share, of such Common Shares or Equivalent Shares for the period which is the shorter of (1) 30 consecutive Trading Days immediately prior to the date in question or
(2) the consecutive Trading Days beginning on the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading Day immediately prior to the record date of such event; provided, however, that in the event that the Market Value of such Common Shares or Equivalent Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares or Equivalent Shares of any dividend, distribution or other action of the type described in paragraph (a), (b), (c) or (d) of Section 11 of this Rights Agreement that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares or Equivalent Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares or Equivalent Shares. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to a security listed or admitted to trading on a national securities exchange or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such Trading Day the applicable securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of such securities selected by the Board of Directors of the Company. If on any such Trading Day no



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                                                                     8

market maker is making a market in such securities, the fair value of such securities on such Trading Day shall mean the fair value of such securities as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons).

          (z) "Minerals Right" shall have the meaning set forth in the second introductory paragraph of this Rights Agreement.

          (aa) "Minerals Stock" shall mean Pittston Minerals Group Common Stock, par value $1.00 per share, of the Company.

          (bb) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (cc) "Preferred Shares" shall mean the Series A Preferred Shares, the Series B Preferred Shares or the Series D Preferred
Shares, as the case may be. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

          (dd) "Principal Party" shall mean the Surviving Person in a Business Combination; provided, however, that if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

          (ee) "Purchase Price" with respect to each (i) Brink's Right shall mean $26.27, (ii) Burlington Right shall mean $26.27 and (iii) Minerals Right shall mean $40.00, as such amounts may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

          (ff) "Record Date" shall have the meaning set forth in the first introductory paragraph of this Rights Agreement.

          (gg) "Redemption Date" shall mean the time when the Rights are ordered to be redeemed by the Board of Directors of


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                                                                     9

the Company as provided in Section 24(a) of this Rights Agreement.

          (hh) "Redemption Price" shall mean the price required to be paid upon the redemption of the Rights as provided in Section 24 of this Rights Agreement.

          (ii) "Registered Common Shares" shall mean Common Shares which are, as of the date of consummation of a Business Combination, and have been continuously registered under Section 12 of the Exchange Act during the preceding 12 months.

          (jj) "Right Certificates" shall have the meaning set forth in Section 3(a) of this Rights Agreement.

          (kk) "Rights" shall mean Brink's Rights, Minerals Rights or Burlington Rights, as the case may be.

          (ll) "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

          (mm) "Series A Preferred Shares" shall mean the Series A Participating Cumulative Preferred Stock, par value $10 per share, of the Company which the Board of Directors of the Company has heretofore established, subject to filing the Articles of Amendment immediately after the Effective Date.

          (nn) "Series B Preferred Shares" shall mean the Series B Participating Cumulative Preferred Stock, par value $10 per share, of the Company which the Board of Directors of the Company has heretofore established, subject to filing the Articles of Amendment immediately after the Effective Date.

          (oo) "Series D Preferred Shares" shall mean the Series D Participating Cumulative Preferred Stock, par value $10 per share, of the Company which the Board of Directors of the Company has heretofore established, subject to filing the Articles of Amendment immediately after the Effective Date.

          (pp) "Share Acquisition Date" shall mean the first date of public disclosure by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

          (qq) "Subsidiary" shall mean a Person, a majority of the total outstanding Voting Rights of which is owned, directly or indirectly, by another Person or by such other Person and one or more other Subsidiaries of such other Person.

          (rr) "Surviving Person" shall mean (1) the Person which is the continuing or surviving Person in a consolidation or merger specified in clause (i) or (ii) of Section 13(a) of this Rights Agreement or (2) the Person to which the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in clause (iii) of Section 13(a) of this Rights Agreement; provided, however, that if the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in clause
(iii) of Section 13(a) of this Rights Agreement to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

          (ss) "Trading Day" shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any shares or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

          (tt) "Triggering Event" shall have the meaning set forth in clause (ii) of Section 11(e) of this Rights Agreement.

          (uu) "Voting Rights" when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the right under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.


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                                                                    11

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Close of Business on the tenth calendar day after the Share Acquisition Date or (ii) the Close of Business on the tenth calendar day after the date of the commencement of a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for Common Shares representing 30% or more of the total Voting Rights of all the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the Close of Business on the earlier of such dates being herein referred to as the "Distribution Date"), (x) Brink's Rights, Minerals Rights and Burlington Rights will be evidenced by the certificates for Brink's Stock, Minerals Stock and Burlington Stock, respectively, registered in the names of the holders thereof (which certificates for Brink's Stock, Minerals Stock and Burlington Stock shall also be deemed to be certificates for Brink's Rights, Minerals Rights and Burlington Rights, respectively) and not by separate certificates, and
(y) the Rights, including the right to receive certificates as herein provided, will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of (1) Brink's Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates in substantially the form of Exhibit B-1 hereto (the "Brink's Right Certificates"), evidencing one Brink's Right for each share of Brink's Stock so held, (2) Minerals Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates in substantially the form of Exhibit B-2 hereto (the "Minerals Right Certificates"), evidencing one Minerals Right for each share of Minerals Stock so held and (3) Burlington Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates in substantially the form of Exhibit B-3 hereto (the "Burlington Right Certificates" and, together with the Brink's Right Certificates and the Minerals Right Certificates, the "Right Certificates"), evidencing one Burlington Right for each share of Burlington Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.


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                                                                    12

          (b) Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of any of the certificates for the Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

          (c) Rights shall be issued in respect of all Common Shares which are issued after the Effective Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date. Certificates representing Common Shares shall also be deemed to be certificates for the Rights, and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement dated as of January 19, 1996 (the "Rights Agreement"), between The Pittston Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Pittston Company. The term "Rights Agreement" as used herein includes each amendment thereto or supplement thereof made from time to time, the terms of each of which are incorporated herein by reference and a copy of each of which is on file as hereinabove stated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Pittston Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under no circumstances shall Rights evidenced by this certificate be transferred to any Person who is or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any such purported transfer shall be, and shall render such Rights, null and void.

          Until the Distribution Date the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          Section 4. Forms of Right Certificates. The Brink's Right Certificates, the Minerals Right Certificates and the Burlington Right Certificates (and the forms of assignment and the forms of election to purchase to be printed on the reverse thereof) shall be in substantially the forms set forth as Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 23 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein.

          Section 5. Execution, Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificate shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent, and issued and delivered by the Company, with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer of the Company.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right

Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. Transfer, Split-up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 7(e) and
Section 15 hereof, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Certificates may be transferred, split-up, combined or exchanged for another Right Certificate or Certificates, entitling the registered holder to purchase a like number of Preferred Shares as the Right Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall, subject to Section 7(e) and Section 15 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancelation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agents for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Expiration Date of Rights; Restriction on Transfer of Rights. (a) Each Right shall entitle the registered holder thereof, upon the exercise thereof as provided herein, to purchase, for the Purchase Price, at any time after the earlier of the Distribution Date or the occurrence of a Triggering Event and at or prior to the earlier of (i) the Close of Business on September 25, 1997 (the Close of Business on such date being herein referred to as the "Expiration Date") or

(ii) the Redemption Date, one one-thousandth (1/1000th) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 13 of this Rights Agreement.

          (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for such one one-thousandth (1/1000th) of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, Rights, including Rights evidenced by certificates for

Common Shares, shall not at any time be transferable to an Acquiring Person or any Affiliate or Associate of an Acquiring Person or to any Person who subsequently becomes an Acquiring Person or Affiliate or Associate of an Acquiring Person, although at the time of the purported transfer such Person was not an Acquiring Person or an Affiliate or Associate thereof. Any attempt to transfer Rights to any such Person shall be null and void as of the date of the purported transfer. Any Right which has been the subject of any such purported transfer shall be null and void, and thereafter may not be exercised by any Person (including any subsequent transferee) for Preferred Shares or capital stock of the Company pursuant to any provision hereof. The Company may require (or cause the Rights Agent or any transfer agent of the Company to require) any Person who submits a Right Certificate (or a certificate representing Common Shares which evidences, or but for the provisions of this Section 7(e) would evidence, Rights) for transfer on the registry books or to exercise the Rights represented thereby to establish to the reasonable satisfaction of the Company that such Rights have not been the subject of any purported transfer in violation of the provision of this
Section 7(e). The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or Associates hereunder.

          (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancelation and Destruction of Right Certificates. All Right Certificates surrendered for the purposes of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancelation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this

Rights Agreement. The Company shall deliver to the Rights Agent for cancelation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Preferred Shares.
(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

          (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

          (c) So long as the Preferred Shares issuable upon the exercise of Rights are to be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (d) The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.

          Section 11. Adjustment of Number and Kind of Shares and the Purchase Price. The number and kind of shares subject to purchase upon the exercise of each Right and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

          (a) In the event at any time after the date of this Rights Agreement the Company shall (i) declare a dividend, or make a distribution, on any class of its Common Shares payable in Common Shares, (ii) subdivide (by stock split or otherwise) or split any class of its outstanding Common Shares into a larger number of Common Shares or (iii) combine (by reverse stock split or otherwise) or consolidate any class of its outstanding Common Shares into a smaller number of Common Shares, then, in each such event, (1) the number of Preferred Shares issuable upon exercise of each Right at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination, shall be adjusted so that the number of Preferred Shares thereafter issuable upon exercise of such Right shall equal the result obtained by multiplying the number of Preferred Shares issuable upon exercise of each Right at such time by a fraction, the numerator of which shall be the total number of Rights outstanding immediately prior to such time and the denominator of which shall be the total number of Rights outstanding immediately following such time, and (2) the Purchase Price in effect at such time shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by multiplying the Purchase Price in effect immediately prior to such time by the fraction referred to in the preceding clause (1).

          (b) In the event at any time after the date of this Rights Agreement the Company shall (i) declare a dividend, or make a distribution, on any series of its outstanding Preferred Shares payable in Preferred Shares, (ii) subdivide (by stock split or otherwise) or split any series of its outstanding Preferred Shares into a larger number of Preferred Shares, (iii) combine (by a reverse stock split or otherwise) or consolidate any series of its outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification or change of any series of its outstanding Preferred Shares (including any such reclassification or change in connection with a merger in which the Company is the continuing or surviving corporation), then in each such event, the number and kind of shares of capital stock issuable upon the exercise of each Right at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive, for the Purchase Price, the aggregate number and kind of shares of capital stock which such holder would have owned and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification if such holder had exercised such Right immediately prior to such time.

          (c) If at any time after the date of this Rights Agreement the Company shall fix a record date for the issuance of rights, options or warrants to all holders of any class of Common Shares or of any class or series of Equivalent Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Equivalent Shares (or securities convertible into Common Shares or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Shares) less than the Market Value of such Common Shares or Equivalent Shares on such record date, then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of a Preferred Share obtained by multiplying the number of one one-thousandths (1/1000ths) of a Preferred Share issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of additional Common Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of Common Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of one one-thousandths (1/1000ths) of a Preferred Share which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

          (d) If at any time after the date of this Rights Agreement the Company shall fix a record date for the making of a distribution to all holders of any class of Common Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a merger in which the Company is the continuing or surviving corporation or in connection with a statutory share exchange with the Company after which the Company is not a Subsidiary of any Acquiring Person or any Associate or Affiliate of any Acquiring Person) of cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular cash dividend theretofore paid on the class of Common Shares, evidences of indebtedness, assets, securities (other than Common Shares or Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(c)), then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of a Preferred Share obtained by multiplying the number of one one-thousandths (1/1000ths) of a Preferred Share issuable upon exercise of such Right immediately prior to such record date by a fraction, the numerator of which shall be the Market Value of such Common Shares or Equivalent Shares on the record date and the denominator of which shall be the Market Value of such Common Shares or Equivalent Shares on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, assets or securities so to be distributed or of such subscription rights, options or warrants applicable to one Common Share or Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of one one- thousandths (1/1000ths) of a Preferred Share which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

          (e) (i) If any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Rights Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and all the Common Shares shall remain outstanding and unchanged, or shall effect a statutory share exchange with the Company after which the Company is not a Subsidiary of any Acquiring Person or any Affiliate or Associate of any Acquiring Person (such merger, share exchange or combination being herein referred to as an "Affiliate Merger") then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof and below, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Common Shares as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths (1/1000ths) of a Preferred Share for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date of the occurrence of such merger or combination. The Company shall not consummate any Affiliate Merger unless upon such consummation it shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11(e)(i) and unless prior thereto a registration statement under the Securities Act on an appropriate form, with respect to the Common Shares purchasable upon exercise of the Rights, shall be effective under the Securities Act. The Company covenants and agrees to use its best efforts to:

          (A) cause a registration statement under the Securities Act on an appropriate form with respect to the Common Shares purchasable upon exercise of the Rights, to remain effective

     (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

          (B) qualify or register the Common Shares purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

          (C) list the Common Shares purchasable upon the exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of such Affiliate Merger.

          (ii) If any of the events described in the following clauses
(A), (B), (C) or (D) of this subparagraph (e)(ii) (each such event being herein referred to as a "Triggering Event") shall occur:

          (A) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Rights Agreement, directly or indirectly (1) shall, in one or more transactions, transfer any assets to the Company or any Subsidiary of the Company in exchange (in whole or in part) for shares of any class of capital stock of the Company or any Subsidiary of the Company or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any Subsidiary of the Company or securities exercisable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company (other than as a part of a pro rata distribution or offer to all holders of any class of Common Shares or an issuance upon conversion of convertible securities of the Company or any of its Subsidiaries that were not acquired from the Company or any of its Subsidiaries), (2) shall, in one or more transactions, sell, purchase, lease, exchange, mortgage, pledge or transfer to or with, or acquire from, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm's-length negotiation with an unaffiliated third party, (3) shall engage in any transaction with the Company involving the sale, purchase, lease, exchange, mortgage, pledge or transfer (in one transaction or a series of transactions), other than incidental to the lines of business currently engaged in as of the date hereof by the Company and such Acquiring Person or Associate or Affiliate, of assets having an aggregate fair market value of more than $10,000,000, (4) shall receive any compensation from the Company or any Subsidiaries of the Company other than compensation for full-time employment as a regular employee at rates in accordance with past practices of the Company or Subsidiaries of the Company or (5) shall receive the benefits, directly or (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any Subsidiaries of the Company;

          (B) during such time as there is an Acquiring Person and Disinterested Directors do not constitute a majority of the entire Board of Directors of the Company, there shall be (1) any reclassification of any class of securities of the Company, including any reverse stock split, (2) any recapitalization of the Company, (3) any merger, statutory share exchange or consolidation of the Company with any of its Subsidiaries or (4) any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the then outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Associate or Affiliate of any Acquiring Person;

          (C) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of Common Shares representing 30% or more of the total Voting Rights of all the Common Shares then outstanding;

          (D) during such time as there is an Acquiring Person and Disinterested Directors do not constitute a majority of the entire Board of Directors of the Company, (1) there shall be any reduction in the annual rate of dividends paid on any class of Common Shares (except as necessary for valid business reasons or to reflect any subdivision of the Common Shares or as required under the laws of the jurisdiction of incorporation of the Company), or (2) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares (except as necessary for valid business reasons or except to the extent such increase in the rate of dividends would be prohibited under the laws of the jurisdiction of incorporation of the Company);

then, in each such case, proper provision shall be made so that each holder of a valid Right, except as provided in Section 7(e) hereof and below, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one-thousandths (1/1000ths) of a Preferred Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths (1/1000ths) of a Preferred Share for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date of the occurrence of such Triggering Event. If a Triggering Event has occurred, as soon as practicable after the date which is the later of the date of such a Triggering Event or the Distribution Date, the Company covenants and agrees to use its best efforts to:

          (1) prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights;

          (2) cause such registration statement to become effective as soon as practicable after such filing;

          (3) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

          (4) qualify or register the Preferred Shares purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate.

          The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the date set forth in the immediately preceding sentence, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

          (iii) If an event occurs which would require an adjustment under both subparagraph (e)(i) or (e)(ii) of this Section 11 and paragraph (a), (b), (c) or (d) of this Section 11, the adjustment provided for in paragraph (a), (b), (c) or (d) of this Section 11 shall be in addition to, and shall be made prior to, any adjustment required pursuant to subparagraph (e)(i) or (e)(ii) of this Section 11; provided, however, that if a single event occurs that represents both an Affiliate Merger or Triggering Event and a Business Combination, the Rights exercisable upon such event shall be exercisable only in a manner set forth in Section 13(a) of this Rights Agreement and no adjustment shall be made pursuant to any paragraph of this Section 11.

          (f) All calculations under this Section 11 shall be made to the nearest hundred-thousandth of a share.

          (g) If as a result of an adjustment made pursuant to Section 11(b) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of any class of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in paragraphs (a) through (e), inclusive, of this Section 11 and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (h) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other capital stock relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of shares of capital stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other shares of capital stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

          (j) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other shares of capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and/or other shares of capital stock or securities of the Company, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (k) After the occurrence of an Affiliate Merger, the number of Common Shares thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 7, 9, 10, 11 and 13 hereof.

          (l) In any case in which this Section 11 requires a change or adjustment to the "Common Shares", the "Preferred Shares", the "Rights" and/or the "Purchase Price", it is understood that, to the extent circumstances dictate, as determined by the Board in its sole discretion, that any such change or adjustment should only be made to
(i) Brink's Stock, Series A Preferred Shares, Brink's Rights and/or the Purchase Price relating to Brink's Rights, (ii) Minerals Stock, Series B Preferred Shares, Minerals Rights and/or the Purchase Price relating to Minerals Rights or (iii) Burlington Stock, Series D Preferred Shares, Burlington Rights and/or the Purchase Price relating to Burlington Rights, any such change or adjustment will be deemed to affect only such Stock, such Shares, such Rights and/or the Purchase Price relating to such Rights.

          Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and
(c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

          Section 13. Consolidation, Merger, Share Exchange or Sale or Transfer of Major Part of Assets. (a) In the event that, following the Distribution Date, directly or indirectly, any transactions specified in the following clauses (i), (ii) or (iii) hereof (each such transaction being herein referred to as a "Business Combination") shall be consummated:

          (i) the Company shall consolidate with, or merge with and into, any other Person;

          (ii) any Person shall merge with and into the Company and in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of any other Person or cash or any other property or the Company shall enter into a statutory share exchange with any Person after which the Company is a Subsidiary of such Person or any Affiliate or Associate of such Person; or

          (iii) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, in each such case, proper provision shall be made so that each holder of a valid Right shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below:

          (A) If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one one-thousandths (1/1000ths) of a Preferred Share for which a Right was exercisable immediately prior to consummation of such Business Combination and the denominator of which shall be 50% of the Market Value of each Registered Common Share of such Principal Party on the date of such Business Combination.

          (B) If the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof:

               (1) such number of Common Shares of the Surviving Person in such Business Combination as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one one-thousandths (1/1000ths) of a Preferred Share for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Book Value of each Common Share of such Surviving Person immediately after giving effect to such Business Combination; or

               (2) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one one- thousandths (1/1000ths) of a Preferred Share for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Book Value of each Common Share of the Principal Party immediately after giving effect to such Business Combination; or

               (3) if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one one-thousandths (1/1000ths) of a Preferred Share for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Market Value of each Registered

          Common Share of such Affiliate on the date of such Business
          Combination.

All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this
Section 13(a) shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof.

          (b) After consummation of any Business Combination (i) each issuer of Common Shares for which Rights may be exercised as set forth in paragraph (a) of this Section 13 shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (ii) the term "Company" shall thereafter be deemed to refer to such issuer,
(iii) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (iv) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 7, 9, 10, 11 and 13 hereof.

          (c) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in paragraph (a) of this Section 13, shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto:

          (i) a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common
     Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

          (ii) the Company and each such issuer shall have:

               (A) executed and delivered to the Rights Agent a supplemental agreement providing for the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that such issuer, at its own expense, will:

                    (I) use its best efforts to cause a registration
               statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                    (II) use its best efforts to qualify or register
               the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                    (III) use its best efforts to list the Rights and
               the Common Shares purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

               (B) furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

               (C) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

          (d) In the event a Business Combination shall be consummated at any time after the occurrence of an Affiliate Merger or a Triggering Event, the Rights that have not been exercised prior to such time shall thereafter become exercisable in the manner set forth in paragraph (a) of this Section 13.

          Section 14. Additional Covenants. (a) Notwithstanding any other provision of this Rights

Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other shares of capital stock for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11 and Section 13 hereof, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

          (b) The Company covenants and agrees that it shall not effect any Business Combination or Affiliate Merger if at the time of, or immediately after such Business Combination or Affiliate Merger, there are any rights, options, warrants or other instruments of any Person which is a party to such Business Combination or Affiliate Merger outstanding which would eliminate or diminish the benefits intended to be afforded by the Rights.

          (c) In the event the nature of the organization of any Person shall preclude or limit the acquisition of Common Shares of such Person upon exercise of the Rights as required by Section 13(a) hereof as a result of a Business Combination, it shall be a condition to such Business Combination that such Person shall take such steps (including, but not limited to, a reorganization) as may be necessary to assure that the benefits intended to be derived under Section 13 hereof upon the exercise of the Rights are assured to the holders thereof.

          Section 15. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to Rights listed or admitted to trading on a national securities exchange or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company may, but shall not be required to, issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may elect to (i) utilize a depositary arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fraction of a share other than one one-thousandth (1/1000th) of a share or any integral multiple thereof, pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the current market value of one Common Share in the event that the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second sentence of Section 1(u) of this Rights Agreement) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 16. Rights of Action. (a) All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right

Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

          (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

          Section 17. Transfer and Ownership of Rights and Right
Certificates. (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common
Shares.

          (b) After the Distribution Date, the Right Certificates will be transferable, subject to Section 7(e) hereof, only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

          (c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 18. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 19. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          Section 20. Merger or Consolidation or Change of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights

Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Chief Financial Officer, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or wilful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

          (j) ANYTHING IN THIS AGREEMENT TO THE CONTRARY
NOTWITHSTANDING, IN NO EVENT SHALL THE RIGHTS AGENT BE LIABLE FOR
SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND
WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF THE RIGHTS AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

          Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights

Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 23. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 24. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (i) the Close of Business on the tenth calendar day following the Share Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Expiration Date, order the redemption of all, but not less than all, the then outstanding Rights at a Redemption Price of $.01 per Right (which may, in the discretion of the Board of Directors of the Company, in lieu of cash be paid with securities deemed by the Board of Directors, in the exercise of its sole discretion, to be equivalent in value thereto); provided, however, that immediately upon and after the date that an Acquiring Person becomes an Acquiring Person, the Rights may be redeemed only if the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, determines that such redemption is, in their judgment, in the best interests of the Company and its shareholders.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten calendar days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

          Section 25. Notice of Certain Events. (a) In case the Company shall propose (i) to take any action of the type described in paragraph (a), (b), (c) or (d) of Section 11 hereof that would require an adjustment thereunder, (ii) to effect any Business Combination or (iii) to effect the liquidation, dissolution or winding up of the Company, then, in such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify any record date for the purposes of determining any participation therein by the holders of the Preferred Shares, or the date on which such action is to take place and the date of any participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to any such record date, the taking of such action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earliest.

          (b) In case an Affiliate Merger or Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Affiliate Merger or Triggering Event, which shall specify the Affiliate Merger and the Triggering Event and the consequences of such Affiliate Merger or Triggering Event to holders of Rights under
Section 11(e) hereof.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          The Pittston Company
          P.O. Box 120070
          100 First Stamford Place
          Stamford, Connecticut 06912-0070

          Attention:  Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Chemical Mellon Shareholder Services, L.L.C.
          450 West 33rd Street
          New York, N.Y. 10001-2697

          Attention:  Mr. Nathan Hill

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

          Section 27. Supplements and Amendments. At any time prior to the Distribution Date and subject to the last sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur) without the approval of any holder of the Rights. From and after the Distribution Date and subject to applicable law, the Company and the Rights Agent shall, if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement, or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment to this Rights Agreement is in compliance with the provisions of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, (1) at any time when there shall be an Acquiring Person, this Rights Agreement may be supplemented or amended only if the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, determines that such supplement or amendment is in their judgment in the best interests of the Company and its shareholders and
(2) no supplement or amendment to this Rights

Agreement shall be made which reduces the Redemption Price or provides for an earlier Expiration Date.

          Section 28. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Rights Agreement; Determinations and Actions by the Board of Directors, etc. (a) Nothing in this Rights Agreement shall be construed to give to any persons or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          (b) The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the Disinterested Directors then in office) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and power specifically granted to the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the Disinterested Directors then in office) or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and
(ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether a Triggering Event has occurred). All such actions, calculations, interpretations, and determinations (including, for purposes of clause
(y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the Disinterested Directors then in office) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Disinterested Directors to any liability to the holders of the Rights.

          Section 30. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth; provided, however, that the provisions of Sections 19, 20, 21 and 22 of this Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              THE PITTSTON COMPANY,

                                by
                                  /s/ James B. Hartough
                                  -------------------------
                                  Name:  James B. Hartough
                                  Title: Vice President--
                                         Corporate Finance
                                         and Treasurer

Attest:

  by
     /s/ Florence D. Verrier
     --------------------------
     Name:  Florence D. Verrier
     Title: Assistant Secretary


                              CHEMICAL MELLON SHAREHOLDER
                              SERVICES, L.L.C., as Rights
                              Agent,

                                by
                                  /s/ Nathan L. Hill
                                  ----------------------
                                  Name: Nathan L. Hill
                                  Title: Assistant Vice
                                         President

Attest:

  by
    /s/ Laura R. Picone
    ---------------------
    Name: Laura R. Picone
    Title: Assistant Vice
           President

                                                             EXHIBIT A
                                                   TO RIGHTS AGREEMENT



                         ARTICLES OF AMENDMENT
               TO THE RESTATED ARTICLES OF INCORPORATION
                        OF THE PITTSTON COMPANY
                SETTING FORTH THE POWERS, PREFERENCES,
                RIGHTS, QUALIFICATIONS, LIMITATIONS AND
                RESTRICTIONS OF THE COMPANY'S SERIES A
               PARTICIPATING CUMULATIVE PREFERRED STOCK,
         SERIES B PARTICIPATING CUMULATIVE PREFERRED STOCK AND
           SERIES D PARTICIPATING CUMULATIVE PREFERRED STOCK


          Pursuant to Section 13.1-639 of the Virginia Stock
Corporation Act, The Pittston Company (the "Corporation"), a corporation organized and existing under the Virginia Stock
Corporation Act, in accordance with Section 13.1-604 thereof, DOES
HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation by the first paragraph under Division II of Article III of the Restated Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation"), the Board of Directors of the Corporation on September 15, 1995, duly adopted the following resolution creating, effective as of January 19, 1996, three series of Preferred Stock designated as Series A Participating Cumulative Preferred Stock, Series B Participating Cumulative Preferred Stock and Series D Participating Cumulative Preferred Stock:

          RESOLVED that pursuant to the authority vested in the Board of Directors of the Corporation, Article III of the Restated Articles of Incorporation of the Corporation be, and it hereby is, amended to provide the preferences, limitations and relative rights of three series of Preferred Stock of the Corporation, which amendment shall be accomplished by deleting the text after the first paragraph under Division II of Article III of the Restated Articles of Incorporation and adding the following text after the first paragraph under Division II of Article III of the Restated Articles of Incorporation:

             "Terms of the Preferred Stock are as follows:

A.  Series A Participating Cumulative Preferred Stock

          1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative
Preferred Stock" (the "Series A

Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 50,000; provided, however, that if more than a total of 50,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Pittston Brink's Group Rights issued pursuant to the Amended and Restated Rights Agreement dated as of January 19, 1996, between the Corporation and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to
Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment to these Articles of Incorporation be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 13.1-604 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on Brink's Stock in an amount per whole share (rounded to the nearest cent) equal to the Brink's Formula Number (as defined below) then in effect times the cash dividends then to be paid on each share of Brink's Stock. In addition, if the

Corporation shall pay any dividend or make any distribution on Brink's Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Brink's Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series A Preferred Stock a dividend or distribution in like kind of the Brink's Formula Number then in effect times such dividend or distribution on each share of Brink's Stock. As used herein, the "Brink's Formula Number" shall be 1,000; provided, however, that if at any time after January 19, 1996, the Corporation shall (x) declare or pay any dividend on Brink's Stock payable in shares of Brink's Stock or make any distribution on Brink's Stock in shares of Brink's Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Brink's Stock into a larger number of shares of Brink's Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Brink's Stock into a smaller number of shares of Brink's Stock, then in each such event the Brink's Formula Number shall be adjusted to a number determined by multiplying the Brink's Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Brink's Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Brink's Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after January 19, 1996, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Brink's Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Brink's Formula Number shall be appropriately adjusted to reflect such reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on Brink's Stock (other than a dividend or distribution solely in shares of Brink's Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Brink's Stock) shall have been declared on Brink's Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Brink's Stock.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Brink's Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

          (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          3. Voting Rights. The holders of shares of Series A
Preferred Stock shall have the following voting rights:

          (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the product of (1) the Brink's Formula Number then in effect for each share of Series A Preferred Stock held of record on each matter on which holders of Brink's Stock are entitled to vote times (2) the maximum number of votes per share which the holders of Brink's Stock then have with respect to such matter.

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Brink's Stock and the holders of any other class of capital stock entitled to vote in the election of directors shall vote together as one class for the election of directors of the Corporation. In addition, the holders of Series A Preferred Stock and the holders of Brink's Stock shall vote together as one class on all other matters submitted to a vote of holders of Brink's Stock.

          (c) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with other holders of capital stock as set forth in Section 3(a) for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of such other holders, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Brink's Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
     Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this
     Section 3.

          (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Brink's Stock as set forth herein) for authorizing or taking any corporate action.

          4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity

     (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $26.67 per share or (ii) an aggregate amount per share equal to the Brink's Formula Number then in effect times the aggregate amount to be distributed per share to holders of Brink's Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Brink's Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Brink's Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Brink's Stock is exchanged or changed.

          7. Redemption; No Sinking Fund. (a) The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors, no person beneficially owns more than 10% of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125% of the product of the Brink's Formula Number times the Brink's Stock Market Value (as such term is hereinafter defined), plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Brink's Stock Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of Brink's Stock for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if Brink's Stock is listed or admitted to trading on a national securities exchange or, if Brink's Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day Brink's Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Brink's Stock selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in Brink's Stock, the fair value of Brink's Stock on such Trading Day shall mean the fair value of Brink's Stock as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which Brink's Stock is listed or admitted to trading is open for the transaction of business or, if Brink's Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

          (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          8. Ranking. The Series A Preferred Stock shall rank senior to Brink's Stock, Minerals Stock and Burlington Stock, on a parity with the Corporation's Series B Participating Cumulative Preferred Stock, par value $10 per share, and the Corporation's Series D Participating Cumulative Preferred Stock, par value $10 per share, and junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of Pittston Brink's Group Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-thousandth (1/1000th) of a share or any integral multiple of such fraction. At the election of the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, either (1) certificates may be issued to evidence such authorized fraction of a share of Series A Preferred Stock, or (2) any such authorized fraction of a share of Series A Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock.

          10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the first paragraph of Division II of Article III.

          11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class.


B.  Series B Participating Cumulative Preferred Stock

          1. Designation and Number of Shares. The shares of such series shall be designated as "Series B Participating Cumulative Preferred Stock" (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 20,000; provided, however, that if more than a total of 20,000 shares of Series B Preferred Stock shall be issuable upon the exercise of Pittston Minerals Group Rights issued pursuant to the Amended and Restated Rights Agreement dated as of January 19, 1996, between the Corporation and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment to these Articles of Incorporation be properly executed, acknowledged, filed and recorded, in accordance with the provisions of

Section 13.1-604 thereof, providing for the total number of shares of Series B Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series B Preferred Stock with respect to dividends, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series B Preferred Stock, of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series B Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on Minerals Stock in an amount per whole share (rounded to the nearest cent) equal to the Minerals Formula Number (as defined below) then in effect times the cash dividends then to be paid on each share of Minerals Stock. In addition, if the Corporation shall pay any dividend or make any distribution on Minerals Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Minerals Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series B Preferred Stock a dividend or distribution in like kind of the Minerals Formula Number then in effect times such dividend or distribution on each share of Minerals Stock. As used herein, the "Minerals Formula Number" shall be 1,000; provided, however, that if at any time after July 26, 1993, the Corporation shall (x) declare or pay any dividend on Minerals Stock payable in shares of Minerals Stock or make any distribution on Minerals Stock in shares of Minerals

Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Minerals Stock into a larger number of shares of Minerals Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Minerals Stock into a smaller number of shares of Minerals Stock, then in each such event the Minerals Formula Number shall be adjusted to a number determined by multiplying the Minerals Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Minerals Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Minerals Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after July 26, 1993, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Minerals Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Minerals Formula Number shall be appropriately adjusted to reflect such reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on Minerals Stock (other than a dividend or distribution solely in shares of Minerals Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Minerals Stock) shall have been declared on Minerals Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Minerals Stock.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series B Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Minerals Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series B Preferred Stock shall have been declared.

          (e) The holders of the shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          3. Voting Rights. The holders of shares of Series B
Preferred Stock shall have the following voting rights:

          (a) Each holder of Series B Preferred Stock shall be entitled to a number of votes equal to the product of (1) the Minerals Formula Number then in effect for each share of Series B Preferred Stock held of record on each matter on which holders of Minerals Stock are entitled to vote times (2) the maximum number of votes per share which the holders of Minerals Stock then have with respect to such matter.

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series B Preferred Stock, the holders of shares of Minerals Stock and the holders of any other class of capital stock entitled to vote in the election of directors shall vote together as one class for the election of directors of the Corporation. In addition, the holders of Series B Preferred Stock and the holders of Minerals Stock shall vote together as one class on all other matters submitted to a vote of holders of Minerals Stock.

          (c) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with other holders of capital stock as set forth in Section 3(a) for the election of other directors of the Corporation, the holders of record of the Series B Preferred Stock, voting separately as a class to the exclusion of such other holders, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series B Preferred Stock being entitled to cast a number of votes per share of Series B Preferred Stock equal to the Minerals Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series B Preferred Stock in this Section 3.

          (d) Except as provided herein, in Section 11 or by applicable law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Minerals Stock as set forth herein) for authorizing or taking any corporate action.

          4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $40 per share or
(ii) an aggregate amount per share equal to the Minerals Formula Number then in effect times the aggregate amount to be distributed per share to holders of Minerals Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Minerals Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Minerals Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Minerals Stock is exchanged or changed.

          7. Redemption; No Sinking Fund. (a) The outstanding shares of Series B Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors, no person beneficially owns more than 10% of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125% of the product of the Minerals Formula Number times the Minerals Stock Market Value (as such term is hereinafter defined), plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Minerals Stock Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of Minerals Stock for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if Minerals Stock is listed or admitted to trading on a national securities exchange or, if Minerals Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day Minerals Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Minerals Stock selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in Minerals Stock, the fair value of Minerals Stock on such Trading Day shall mean the fair value of Minerals Stock as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which Minerals Stock is listed or admitted to trading is open for the transaction of business or, if Minerals Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

          (b) The shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          8. Ranking. The Series B Preferred Stock shall rank senior to Brink's Stock, Minerals Stock and Burlington Stock, on a parity with the Corporation's Series A Participating Cumulative Preferred Stock, par value $10 per share, and the Corporation's Series D Participating Cumulative Preferred Stock, par value $10 per share, and junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          9. Fractional Shares. The Series B Preferred Stock shall be issuable upon exercise of Pittston Minerals Group Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-thousandth (1/1000th) of a share or any integral multiple of such fraction. At the election of the Corporation, prior to the first issuance of a share or a fraction of a share of Series B Preferred Stock, either (1) certificates may be issued to evidence such authorized fraction of a share of Series B Preferred Stock, or (2) any such authorized fraction of a share of Series B Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series B Preferred Stock.

          10. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the first paragraph of Division II of Article III.

          11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Series B Preferred Stock, voting as a separate class.


C.  Series D Participating Cumulative Preferred Stock

          1. Designation and Number of Shares. The shares of such series shall be designated as "Series D Participating Cumulative Preferred Stock" (the "Series D Preferred Stock"). The number of shares initially constituting the Series D Preferred Stock shall be 50,000; provided, however, that if more than a total of 50,000 shares of Series D Preferred Stock shall be issuable upon the exercise of Pittston Burlington Group Rights issued pursuant to the Amended and Restated Rights Agreement dated as of January 19, 1996, between the Corporation and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment to these Articles of Incorporation be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 13.1-604 thereof, providing for the total number of shares of Series D Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series D Preferred Stock with respect to dividends, the holders of shares of the Series D

Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series D Preferred Stock, of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series D Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock, and
(2) dividends payable in cash on the payment date for each cash dividend declared on Burlington Stock in an amount per whole share (rounded to the nearest cent) equal to the Burlington Formula Number (as defined below) then in effect times the cash dividends then to be paid on each share of Burlington Stock. In addition, if the Corporation shall pay any dividend or make any distribution on Burlington Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Burlington Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series D Preferred Stock a dividend or distribution in like kind of the Burlington Formula Number then in effect times such dividend or distribution on each share of Burlington Stock. As used herein, the "Burlington Formula Number" shall be 1,000; provided, however, that if at any time after January 19, 1996, the Corporation shall (x) declare or pay any dividend on Burlington Stock payable in shares of Burlington Stock or make any distribution on Burlington Stock in shares of Burlington Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Burlington Stock into a larger number of shares of Burlington Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Burlington Stock into a smaller number of shares of Burlington Stock, then in each such event the Burlington Formula Number shall be adjusted to a number determined by multiplying the Burlington Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Burlington Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Burlington Stock that are outstanding immediately prior to such event

(and rounding the result to the nearest whole number); and provided further that if at any time after January 19, 1996, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Burlington Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Burlington Formula Number shall be appropriately adjusted to reflect such reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series D Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on Burlington Stock (other than a dividend or distribution solely in shares of Burlington Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Burlington Stock) shall have been declared on Burlington Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Burlington Stock.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series D Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d) So long as any shares of the Series D Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Burlington Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series D Preferred Stock shall have been declared.

          (e) The holders of the shares of Series D Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          3. Voting Rights. The holders of shares of Series D
Preferred Stock shall have the following voting rights:

          (a) Each holder of Series D Preferred Stock shall be entitled to a number of votes equal to the product of (1) the Burlington Formula Number then in effect for each share of Series D Preferred Stock held of record on each matter on which holders of Burlington Stock are entitled to vote times (2) the maximum number of votes per share which the holders of Burlington Stock then have with respect to such matter.

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series D Preferred Stock, the holders of shares of Burlington Stock and the holders of any other class of capital stock entitled to vote in the election of directors shall vote together as one class for the election of directors of the Corporation. In addition, the holders of Series D Preferred Stock and the holders of Burlington Stock shall vote together as one class on all other matters submitted to a vote of holders of Burlington Stock.

          (c) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series D Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with other holders of capital stock as set forth in Section 3(a) for the election of other directors of the Corporation, the holders of record of the Series D Preferred Stock, voting separately as a class to the exclusion of such other holders, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series D Preferred Stock being entitled to cast a number of votes per share of Series D Preferred Stock equal to the Burlington Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series D Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series D Preferred Stock in this Section 3.

          (d) Except as provided herein, in Section 11 or by applicable law, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Burlington Stock as set forth herein) for authorizing or taking any corporate action.

          4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $26.67 per share or (ii) an aggregate amount per share equal to the Burlington Formula Number then in effect times the aggregate amount to be distributed per share to holders of Burlington Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Burlington Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series D Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Burlington Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Burlington Stock is exchanged or changed.

          7. Redemption; No Sinking Fund. (a) The outstanding shares of Series D Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors, no person beneficially owns more than 10% of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125% of the product of the Burlington Formula Number times the Burlington Stock Market Value (as such term is hereinafter defined), plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Burlington Stock Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of Burlington Stock for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if Burlington Stock is listed or admitted to trading on a national securities exchange or, if Burlington Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day Burlington Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Burlington Stock selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in Burlington Stock, the fair value of Burlington Stock on such Trading Day shall mean the fair value of Burlington Stock as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which Burlington Stock is listed or admitted to trading is open for the transaction of business or, if Burlington Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

          (b) The shares of Series D Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          8. Ranking. The Series D Preferred Stock shall rank senior to Brink's Stock, Minerals Stock and Burlington

Stock, on a parity with the Corporation's Series A Participating Cumulative Preferred Stock, par value $10 per share, and the Corporation's Series B Participating Cumulative Preferred Stock, par value $10 per share, and junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          9. Fractional Shares. The Series D Preferred Stock shall be issuable upon exercise of Pittston Burlington Group Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-thousandth (1/1000th) of a share or any integral multiple of such fraction. At the election of the Corporation, prior to the first issuance of a share or a fraction of a share of Series D Preferred Stock, either (1) certificates may be issued to evidence such authorized fraction of a share of Series D Preferred Stock, or (2) any such authorized fraction of a share of Series D Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series D Preferred Stock.

          10. Reacquired Shares. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the first paragraph of Division II of Article III.

          11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than

66-2/3% of the outstanding shares of Series D Preferred Stock, voting as a separate class."


          IN WITNESS WHEREOF, The Pittston Company has caused these Articles of Amendment to be duly executed in its corporate name on this 9th day of February, 1996.


                              THE PITTSTON COMPANY,

                                by
                                  /s/ Austin F. Reed
                                  -----------------------
                                  Name:  Austin F. Reed
                                  Title: Vice President,
                                         General Counsel
                                         and Secretary


Attest:

  by
    /s/  Florence D. Verrier
    ---------------------------
    Name:  Florence D. Verrier
    Title: Assistant Secretary

                                                           EXHIBIT B-1
                                               TO THE RIGHTS AGREEMENT



            [Form of Right Certificate for Brink's Rights]


 Certificate No. BRR-                              ___________ Rights


          NOT EXERCISABLE AFTER SEPTEMBER 25, 1997, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER NO CIRCUMSTANCES MAY THIS RIGHT CERTIFICATE OR THE RIGHTS EVIDENCED BY THIS RIGHT CERTIFICATE BE TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR TO ANY PERSON WHO SUBSEQUENTLY BECOMES SUCH A PERSON AND ANY PURPORTED TRANSFER OF RIGHTS TO ANY SUCH PERSON SHALL BE, AND SHALL RENDER THE RIGHTS PURPORTED TO BE TRANSFERRED, NULL AND VOID.


               Pittston Brink's Group Right Certificate

                         THE PITTSTON COMPANY


          This certifies that
                                             , or registered
assigns, is the registered owner of the number of Pittston Brink's Group Rights (the "Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of January 19, 1996 (the "Rights Agreement"), between The Pittston Company, a Virginia corporation (the "Company"), and Chemical Mellon Shareholder Services, L.L.C., a New York banking corporation, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on September 25, 1997 (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-thousandth (1/1000th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $10 per share, of the Company (the "Preferred Shares"), at a purchase price of $26.67 per one one-thousandth (1/1000th) of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of January 19, 1996. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          Under no circumstances may this Right Certificate or the Rights evidenced by this Right Certificate be transferred to an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as each such term is defined in the Rights Agreement) or to any Person who subsequently becomes such a Person and any purported transfer of Rights to any such Person shall be, and shall render the Rights purported to be transferred, null and void.

          This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

          This Rights Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or

Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or securities deemed by the Board of Directors to be equivalent in value) of $.01 per Right at any time prior to the earliest of (i) 5:00 p.m. New York City time on the tenth calendar day following the Share Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Expiration Date; provided, however, that after there shall be an Acquiring Person the Rights may be redeemed only if a majority of the Disinterested Directors determines that such redemption is in the best interests of the Company (all terms as defined in the Rights Agreement).

          The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement or to issue certificates or utilize a depository arrangement as provided in the terms of the Preferred Shares.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.


          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of:


                                   THE PITTSTON COMPANY,

                                       by
                                         ----------------------------
                                         Name:
                                         Title:

Attest:

    by
      -----------------------
      Name:
      Title:


Countersigned:

CHEMICAL MELLON SHAREHOLDER
SERVICES, L.L.C., as Rights
Agent,

    by
      -----------------------
        Authorized Signature

                [On Reverse Side of Right Certificate]


                          FORM OF ASSIGNMENT

              (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right Certificate.)


          FOR VALUE RECEIVED __________________________________________

hereby sells, assigns and transfers unto ______________________________

-----------------------------------------------------------------------
             (Please print name and address of transferee)

-----------------------------------------------------------------------

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:___________________ , 199_


                                        -------------------------------
                                                  Signature


Signature Guaranteed:

                              CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights
     Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:               , 199
                                   ---------------------------------
                                               Signature


Signature Guaranteed:


                                NOTICE

          The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                           EXHIBIT B-2
                                               TO THE RIGHTS AGREEMENT


            [Form of Right Certificate for Minerals Rights]


Certificate No. MR-                                 ___________ Rights


          NOT EXERCISABLE AFTER SEPTEMBER 25, 1997, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER NO CIRCUMSTANCES MAY THIS RIGHT CERTIFICATE OR THE RIGHTS EVIDENCED BY THIS RIGHT CERTIFICATE BE TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR TO ANY PERSON WHO SUBSEQUENTLY BECOMES SUCH A PERSON AND ANY PURPORTED TRANSFER OF RIGHTS TO ANY SUCH PERSON SHALL BE, AND SHALL RENDER THE RIGHTS PURPORTED TO BE TRANSFERRED, NULL AND VOID.


               Pittston Minerals Group Right Certificate

                         THE PITTSTON COMPANY


          This certifies that
                  , or registered assigns, is the registered owner of the number of Pittston Minerals Group Rights (the "Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of January 19, 1996 (the "Rights Agreement"), between The Pittston Company, a Virginia corporation (the "Company"), and Chemical Mellon Shareholder Services, L.L.C., a New York banking corporation, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on September 25, 1997 (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-thousandth (1/1000th) of a fully paid, nonassessable share of Series B Participating Cumulative Preferred Stock, par value $10 per share, of the Company (the "Preferred Shares"), at a purchase price of $40 per one one-thousandth (1/1000th) of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of July 26, 1993. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          Under no circumstances may this Right Certificate or the Rights evidenced by this Right Certificate be transferred to an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as each such term is defined in the Rights Agreement) or to any Person who subsequently becomes such a Person and any purported transfer of Rights to any such Person shall be, and shall render the Rights purported to be transferred, null and void.

          This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

          This Rights Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or

Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or securities deemed by the Board of Directors to be equivalent in value) of $.01 per Right at any time prior to the earliest of (i) 5:00 p.m. New York City time on the tenth calendar day following the Share Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Expiration Date; provided, however, that after there shall be an Acquiring Person the Rights may be redeemed only if a majority of the Disinterested Directors determines that such redemption is in the best interests of the Company (all terms as defined in the Rights Agreement).

          The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement or to issue certificates or utilize a depository arrangement as provided in the terms of the Preferred Shares.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.


          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of:


                                   THE PITTSTON COMPANY,

                                     by
                                       ---------------------------
                                       Name:
                                       Title:

Attest:

  by
    -------------------------
    Name:
    Title:


Countersigned:

CHEMICAL MELLON SHAREHOLDER
SERVICES, L.L.C., as Rights
Agent,

    by
      -----------------------
       Authorized Signature

                [On Reverse Side of Right Certificate]


                          FORM OF ASSIGNMENT

              (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right Certificate.)


                  FOR VALUE RECEIVED ___________________________________

hereby sells, assigns and transfers unto _______________________________

------------------------------------------------------------------------
             (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:                 , 199

                                        --------------------------------
                                                    Signature


Signature Guaranteed:

                              CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights
     Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:               , 199
                                   -------------------------------
                                               Signature


Signature Guaranteed:


                                NOTICE

          The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                           EXHIBIT B-3



           [Form of Right Certificate for Burlington Rights]


Certificate No. BXR-                                ___________ Rights


          NOT EXERCISABLE AFTER SEPTEMBER 25, 1997, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER NO CIRCUMSTANCES MAY THIS RIGHT CERTIFICATE OR THE RIGHTS EVIDENCED BY THIS RIGHT CERTIFICATE BE TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR TO ANY PERSON WHO SUBSEQUENTLY BECOMES SUCH A PERSON AND ANY PURPORTED TRANSFER OF RIGHTS TO ANY SUCH PERSON SHALL BE, AND SHALL RENDER THE RIGHTS PURPORTED TO BE TRANSFERRED, NULL AND VOID.


              Pittston Burlington Group Right Certificate

                         THE PITTSTON COMPANY


                  This certifies that
                         , or registered assigns, is the
registered owner of the number of Pittston Burlington Group Rights (the "Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of January 19, 1996 (the "Rights Agreement"), between The Pittston Company, a Virginia corporation (the "Company"), and Chemical Mellon Shareholder Services, L.L.C., a New York banking corporation, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on September 25, 1997 (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-thousandth (1/1000th) of a fully paid, nonassessable share of Series D Participating Cumulative Preferred Stock, par value $10 per share, of the Company (the "Preferred Shares"), at a purchase price of $26.67 per one one-thousandth (1/1000th) of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of January 19, 1996. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          Under no circumstances may this Right Certificate or the Rights evidenced by this Right Certificate be transferred to an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as each such term is defined in the Rights Agreement) or to any Person who subsequently becomes such a Person and any purported transfer of Rights to any such Person shall be, and shall render the Rights purported to be transferred, null and void.

          This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

          This Rights Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or

Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or securities deemed by the Board of Directors to be equivalent in value) of $.01 per Right at any time prior to the earliest of (i) 5:00 p.m. New York City time on the tenth calendar day following the Share Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Expiration Date; provided, however, that after there shall be an Acquiring Person the Rights may be redeemed only if a majority of the Disinterested Directors determines that such redemption is in the best interests of the Company (all terms as defined in the Rights Agreement).

          The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement or to issue certificates or utilize a depository arrangement as provided in the terms of the Preferred Shares.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.


          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of:


                                   THE PITTSTON COMPANY,

                                     by
                                       --------------------------
                                       [Name:]
                                       [Title:]

Attest:

  by
    ---------------------------
    [Name:]
    [Title:]


Countersigned:

CHEMICAL MELLON SHAREHOLDER
SERVICES, L.L.C., as Rights
Agent,

    by
      -------------------------
       Authorized Signature

                [On Reverse Side of Right Certificate]


                          FORM OF ASSIGNMENT

              (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right Certificate.)


                  FOR VALUE RECEIVED ___________________________________

hereby sells, assigns and transfers unto _______________________________

------------------------------------------------------------------------
             (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:                 , 199
                                   --------------------------------
                                               Signature


Signature Guaranteed:

                              CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights
     Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:               , 199
                                        ------------------------------
                                                 Signature


Signature Guaranteed:


                                NOTICE

          The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.